Exhibit 99.2

SENSATA TECHNOLOGIES ANNOUNCES COMPLETION OF FINANCING

TRANSACTIONS

Almelo, the Netherlands, 12 May 2011

Sensata Technologies Holding N.V. (NYSE: ST) (“Sensata”), a global designer and manufacturer of sensors and controls, today announced the completion of a series of financing transactions by its wholly–owned subsidiary, Sensata Technologies B.V. (the “Issuer”), designed to refinance substantially all of its existing indebtedness. These transactions included:

•	The issuance and sale of $700 million in aggregate principal amount of 6.5% senior notes due 2019 of the Issuer (the “New Senior Notes”) in a private offering; and

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The execution of new senior secured credit facilities (the “New Credit Facilities”) that provide the Issuer with a $1,100 million seven year term loan facility and a $250 million five year revolving credit facility.

The New Senior Notes were issued at par and the term loans were issued at 99.5% of par. The term loan facility bears interest at variable rates which includes a LIBOR index rate (subject to a floor of 100 basis points) plus 300 basis points.

The proceeds from the New Credit Facilities and the New Senior Notes together with cash on hand were or will be promptly used to (i) repay all of the amounts currently outstanding under the Issuer’s existing term loans, 8% Senior Notes due 2014 (the “Dollar Notes”) and 9% Senior Subordinated Notes due 2016 (the “Euro Notes” and together with the Dollar Notes, the “Notes”), (ii) pay all accrued interest on such indebtedness and related redemption premiums and (iii) pay all fees and expenses in connection with these refinancing transactions.

Sensata expects to write-off existing deferred financing costs and recognize as expense certain costs associated with the redemption of the Notes totaling approximately $41 million. In addition, Sensata will capitalize other transaction costs and fees totaling approximately $40 million, which will be amortized to interest expense over the term of the New Senior Notes and the New Credit Facilities.

In connection with the previously announced cash tender offers and consent solicitations with respect to all of the Issuer’s outstanding Notes, the Issuer accepted for payment and has repurchased: (i) $13,007,000 aggregate principal amount of the Dollar Notes, which notes had been validly tendered (and not validly withdrawn) as of 5:00 p.m., New York City time, on May 11, 2011 (the “Consent Date”), and (ii) €37,578,000 aggregate principal amount of the Euro Notes, which notes had been validly tendered (and not validly withdrawn) as of the Consent Date. Holders of the Dollar Notes received total consideration of $1,022.50 per $1,000 principal amount of such Notes and holders of the Euro Notes received total consideration of €1,048.75 per €1,000 principal amount of such Notes, plus in each case, accrued interest up to, but not including, May 12, 2011.

Holders who validly tender their Notes after the Consent Date, but on or prior to 11:59 p.m., New York City time, on May 25, 2011, unless extended or earlier terminated by the Issuer (the “Expiration Date”), and whose Notes are accepted for payment, will receive: (i) with respect to Dollar Notes, the tender offer consideration equal to $992.50 per $1,000 principal amount of such Notes, and (ii) with respect to Euro Notes, the tender offer consideration equal to €1,018.75 per €1,000 principal amount of such Notes, plus in each case, accrued interest up to, but not including, the applicable payment date of the Notes (the “Tender Offer Consideration”). Holders of Notes who tender after the Consent Date will not receive the consent payment.

Subject to the terms and conditions of the tender offers and consent solicitations, the Issuer will, following the Expiration Date, accept for purchase all the Dollar Notes and/or the Euro Notes (such time, the “Final Acceptance Time”) validly tendered after the Consent Date and prior to the Expiration Date. The Issuer will pay the Tender Offer Consideration for the Dollar Notes and the Euro Notes accepted for purchase at the Final Acceptance Time on a date (the “Final Payment Date”) promptly following the Final Acceptance Time. The Issuer currently expects that the Final Payment Date will be May 26, 2011.

Any Notes not tendered and purchased pursuant to the tender offers will remain outstanding and, to the extent that the requisite consents are received, the holders thereof will be bound by the proposed amendments to the indentures governing the Notes contained in the applicable supplemental indenture even though they have not consented to the proposed amendments.

The Issuer has issued redemption notices with respect to any Notes that remain outstanding after the consummation of the tender offers in accordance with the terms of the applicable indenture. The redemption date with respect to any such Notes will be June 13, 2011.

None of Sensata’s or the Issuer’s board of directors, the dealer managers and solicitation agents or any other person makes any recommendation as to whether holders of Notes should tender their Notes or deliver the related consents, and no one has been authorized to make such a recommendation.

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell or a solicitation of consents with respect to any securities. The complete terms and conditions of the tender offers and consent solicitations are set forth in an Offer to Purchase and Consent Solicitation Statement dated April 28, 2011 and, with respect to the Dollar Notes, the related Consent and Letter of Transmittal (the “Offer Documents”) that have been sent to holders of the Notes. In any jurisdiction where the laws require the tender offers and consent solicitations to be made by a licensed broker or dealer, the tender offers and consent solicitations will be deemed made on behalf of the Issuer by Barclays Capital Inc. or Morgan Stanley & Co. Incorporated, or one or more registered brokers or dealers under the laws of such jurisdiction.

Barclays Capital Inc. and Morgan Stanley & Co. Incorporated are acting as dealer managers and solicitation agents for the tender offers and consent solicitations. With respect to the Dollar Notes, Global Bondholder Services Corporation is the information agent and depositary for the tender offer and consent solicitation. With respect to the Euro Notes, Lucid

Issuer Services Limited is the information agent and tender agent for the tender offer and consent solicitation. Questions regarding the tender offers or consent solicitations may be directed to Barclays Capital Inc. at +1 (800) 438-3242 (U.S. toll-free) or +1 (212) 528-7581 (collect) or Morgan Stanley & Co. Incorporated at +1 (800) 624-1808 (U.S. toll-free) or +1 (212) 761-1057 (collect). Requests for the Offer Documents with respect to the Dollar Notes may be directed to Global Bondholder Services Corporation at +1 (866) 952-2200 (U.S. toll-free) or +1 (212) 430-3774 (banks and brokers only). Requests for the Offer Documents with respect to the Euro Notes should be directed to Lucid Issuer Services Limited at +44 (20) 7704-0880.

About Sensata

Sensata Technologies Holding N.V. is one of the world’s leading suppliers of sensing, electrical protection, control and power management solutions. Majority-owned by affiliates of Bain Capital Partners, LLC, a leading global private investment firm, and its co-investors, Sensata employs approximately 11,500 people in nine countries. Sensata’s products improve safety, efficiency and comfort for millions of people every day in automotive, appliance, aircraft, industrial, military, heavy vehicle, heating, air-conditioning and ventilation, data, telecommunications, recreational vehicle and marine applications.

Contacts

For Investors:

Maggie Morris

+1 (508) 236-1069

mmorris2@sensata.com

For News Media:

Linda Megathlin

+1 (508) 236-1761

lmegathlin@sensata.com

Sensata Safe Harbor Statement

Some of the statements in this news release constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect Sensata’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, including known and unknown risks. Detailed information about some of the known risks is included in Sensata’s annual report on Form 10-K for the year ended December 31, 2010 and Sensata’s other periodic reports filed with the U.S. Securities and Exchange Commission. Because actual results could differ materially from Sensata’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Sensata does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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